Exhibit 99.(b)14

Description of Offers to Exchange Variable Annuity Contracts

This Description must be accompanied or preceded by a prospectus for the Flexible Premium Deferred Variable Annuity issued under Thrivent Variable Annuity Account I. Capitalized terms have the same meaning as given to them in the prospectus, except as otherwise specified.

General

Thrivent Financial for Lutherans and our indirect subsidiary Thrivent Life Insurance Company (“TLIC”) are making an exchange offer to owners of certain outstanding variable annuity contracts issued through one or more of our separate accounts (“Current Contracts”). The Current Contracts include the following:

•	“2002 Thrivent Variable Annuity” Thrivent issued between 11/4/2002 and 9/30/2005.

•	“AAL Variable Annuity” AAL issued between 6/15/1995 and 4/30/2003.

•	“LB Variable Annuity” Lutheran Brotherhood issued between 2/3/1994 and 4/30/03.

•	“TLIC Variable Annuity” Thrivent Life Insurance Company issued between 2/18/1988 and 4/30/2003.

The exchange offer is available only for Current Contracts under which we have not yet started making annuity payments. Each eligible contract owner may exchange his or her Current Contract for the Flexible Premium Deferred Variable Annuity described in the prospectus that accompanies this description (“New Contract”).

Before deciding to exchange your Contract for a New Contract, you should carefully consider their differences. The New Contract offers an enhanced living benefit, the Guaranteed Lifetime Withdrawal Benefit, not available under the Current Contracts. The New Contract also offers another enhanced living benefit, the Return Protection Allocation, which is already available in the 2002 Thrivent Variable Annuity. So, if you are considering exchanging your Current Contract for a New Contract in order to get an enhanced living benefit, also consider some of the other important differences that are discussed below. Please contact your Thrivent Financial representative or call the Service Center at 800-847-4836 for assistance.

Differences Between Contracts

Sales/Surrender Charges

Like the Current Contracts, the New Contract imposes no sales charge at the time of purchase (front-end sales charge). The New Contract imposes a contingent deferred sales charge (surrender charge) that is the same as the AAL Variable Annuity surrender charge, but higher and longer in duration than that of the other Current Contracts. The New Contract surrender charge begins at 7% in the first year and declines by 1% each Contract Year until the beginning of the 8th Contract Year, after which no surrender charge applies. The New Contracts waive surrender charges under more circumstances than do the Current Contracts. See the summary comparison chart for more details.

No surrender charge will apply upon an exchange of Contracts pursuant to this exchange offer. In addition, as part of the exchange offer, the New Contracts will be deemed to have been issued on the same issue date as the Current Contract for purposes of computing the applicable surrender charge. Should you choose to cancel the New Contract under the Right to Cancel provision, the exchange will not have been completed under this program. Any surrender charge that applied to the prior contract will be assessed.

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Other Charges

Prior to the Annuity Date, the New Contract imposes a current mortality and expense risk charge of 1.25% for the first seven years of the Contract, and a maximum of 1.15% thereafter. The current charge after seven years is 1.00%. On and after the Annuity Date, the New Contract imposes a mortality and expense risk charge of 1.25%. The AAL Variable Annuity imposes a 1.25% mortality and expense risk charge during the life of the Contract. The other Current Contracts impose a current 1.10% mortality and expense risk charge during the life of the Contract with a maximum charge of 1.25%. Additional charges are associated with optional death and living benefits that are offered under the Contracts. See the summary comparison chart for more details.

The New Contract imposes an annual administrative charge that is deducted each Contract Anniversary from the Accumulated Value if the Accumulated Value on that day is less than $15,000 and the sum of all premiums paid, less all partial surrenders made on the Contract, is less than $15,000, and the sum of premiums paid, less partial surrenders made during the Contract Year just ended, is less than $2,400. The administrative charge is $30 or, if less, 2% of the Accumulated Value on the Contract Anniversary. The Current Contracts, other than the 2002 Thrivent Variable Annuity, each impose an annual administrative charge on different terms. See the summary comparison chart for more details. The 2002 Thrivent Variable Annuity does not impose an administrative charge.

The Current and New Contracts impose a transfer charge of $25 after 12 free transfers per Contract Year. The New Contract also imposes a Commuted Value Charge for surrenders of life income settlement options. If we are making payments under a life income settlement option with a guaranteed period, the contract owner may elect to receive a lump sum instead of continuing payments under the life income option (unless the life income election was irrevocable). We will calculate the commuted value of the payments remaining in the guaranteed period by using an interest rate that is 0.25% higher than the interest rate used to determine the income payable under the life income settlement option.

Investment Options

The Current and New Contracts generally offer the same variable subaccount options. In addition, the New Contract offers the same fixed account options as the 2002 Thrivent Variable Annuity, and offers market value adjusted (“MVA”) fixed account options that are not available under the AAL, LB and TLIC Variable Annuities. The other fixed account options are generally the same under the Current and New Contracts, except that the TLIC fixed account option offers a minimum 4% guaranteed interest rate.

Annuity Options

The Current and New Contracts offer some of the same annuity payment options, namely, interest-only income, single-life income, fixed period, and specified amount. Joint-life income is offered in the Current and New Contracts, except the LB and TLIC Variable Annuity Contracts. The AAL Variable Annuity Contract only offers fixed annuity payments.

The other Current Contracts offer annuity payments on both a fixed and variable basis, as does the New Contract.

The 2002 Thrivent Variable Annuity and the New Contract both offer variable annuity payments using an assumed investment rate (“AIR”) of 3%, 4% and 5%. The TLIC and LB Variable Annuities offer variable annuity payments using an AIR of 3.5%. See the summary comparison chart for more information.

Death Benefit Options

The Current and New Contracts offer the same basic death benefit, namely, the greater of Accumulated Value or return of premiums, less withdrawal. The Current Contracts, other than the 2002 Thrivent Variable Annuity, offer an enhanced death benefit, namely, the Maximum Anniversary Death Benefit (“MADB”) in the case of the AAL Variable Annuity, and MADB with sixth-year reset in the case of the TLIC Variable Annuity and LB Variable Annuity. The 2002 Thrivent Variable Annuity and the New Contracts offer several enhanced death benefit options, including MADB, Premium Accumulation Death Benefit (“PADB”) and Earnings Addition Death Benefit (“EADB”). There is no separate charge for the enhanced death benefit under the AAL, LB or TLIC Variable Annuities. The charges for the enhanced death benefit options are generally higher under the New Contract as compared to the 2002 Thrivent Variable Annuity. However, if you add either the Guaranteed Lifetime Withdrawal Benefit or the Return Protection Allocation, you cannot also choose the above-mentioned enhanced death benefit options (except you may add the MADB if you also have the Return Protection Allocation). See the summary comparison chart for more information.

Guaranteed Living Benefits

The 2002 Thrivent Variable Annuity and the New Contract offer a Return Protection Allocation (“RPA”), which is an optional benefit that guarantees the future value of amounts allocated to specified subaccounts for either a seven-year or ten-year period. The RPA charge is 0.75%. The other Current Contracts do not offer this optional benefit. The New Contract also offers the Guaranteed Lifetime Withdrawal Benefit (“GLWB”). The Current Contracts do not offer the GLWB. The GLWB is an optional rider benefit that you may select at the time the Contract is issued or thereafter. The GLWB allows you to surrender an amount up to the Guaranteed Withdrawal Amount (“GWA”) with no surrender charge for as long as the GLWB rider is in effect. Under the GLWB rider, if your Contract terminates because the GWA that is surrendered exceeds the Accumulated Value, we will continue to pay you the GWA each year for as long as the Annuitant is alive under a settlement agreement that we will issue. The GLWB is subject to a Maximum Annual Risk Charge of 1.25%. The current GLWB charge is 1.25%,

0.80% and 0.50% if you select the Moderately Aggressive, Moderate or Moderately Conservative Allocations, respectively. Please refer to the Flexible Premium Deferred Variable Annuity prospectus for more details.

Partial Surrenders and the Effects on Death Benefits

A partial surrender will reduce the contract’s guaranteed death benefit. For the AAL, LB and TLIC Variable Annuities, the guaranteed death benefit will be reduced by the amount of the partial surrender. For the New Contract and the 2002 Thrivent Variable Annuity, a partial surrender will reduce the guaranteed death benefit by the same proportion as the reduction in account value.

Guaranteed Annuity Rates

Both the New and Current Variable Annuity Contracts contain guaranteed annuity payment rates. Guaranteed annuity payment rates provide a minimum monthly income that can be established from the annuity’s Accumulated Value. However, mortality rates have generally improved and interest rates may have changed since the guarantees were developed for the Current Contracts. As such, the guaranteed annuity rates in the New Contracts may be less favorable than those in the Current Contracts; specifically the mortality and interest rate basis for the guaranteed annuity payments for each annuity contract.

In any case, for all contracts, the actual annuity payment that is paid to the contract owner is the greater of the guaranteed annuity payment and the annuity payment based on current mortality and interest rate expectations. Generally, annuity payments based on current mortality and interest rate expectations are often higher than the guaranteed annuity payments. See the summary comparison chart under “Settlement Options” for more details.

Tax Considerations

We will impose no fee or charge in connection with an exchange. Please see the discussion of “Federal Tax Matters” in the prospectus for the New Contract regarding the federal income tax treatment of the New Contract.

Compensation

We do not compensate our financial representatives for initiating the exchange of a Current Contract for a New Contract. However, we continue to compensate on any additional monies placed into the New Contract. Please see the discussion of “Sales and other Agreements” in the prospectus for the New Contract regarding commissions.

Availability of Exchange Offer

If you wish to exchange your Current Contract for a New Contract, please contact your Thrivent Financial representative or the Service Center at 800-847-4836. Generally, the New Contract will be appropriate for you only if you wish to elect the Guaranteed Lifetime Withdrawal Benefit or the Return Protection Allocation available under the New Contract. The Return Protection Allocation is already available for the 2002 Variable Annuity. There would be no need to exchange your 2002 Variable Annuity for the New Contract if you only wanted the Return Protection Allocation. Partial exchanges are not permitted and, once you have accepted an exchange offer, any exchange back to the Current Contract will not be permitted. Should you choose to cancel the New Contract under the Right to Cancel provision, the exchange will not have been completed under this program. Any surrender charge that applied to the prior contract will be assessed. WE RESERVE THE RIGHT TO TERMINATE OR SUSPEND THE EXCHANGE OFFER AT ANY TIME. This exchange offer may not be available in all states.

If you decide to exchange your Current Contract for a New Contract, the Accumulated Value under your New Contract immediately after the exchange will be the same as it was under your Current Contract immediately prior to the exchange. However, if you have a 2002 Thrivent Variable Annuity and you have money allocated to a Fixed Period Allocation, there may be a Market Value Adjustment on the Accumulated Value in the Fixed Period Allocation. If you decide to exchange your Current Contract for a New Contract, the Market Value Adjustment will be applied and could result in the Accumulated Value under the New Contract being less than or greater than the Accumulated Value under the Current Contract.

Summary Comparisons

Following is a chart that provides a summary comparison of some of the important features of the Current and New Contracts. The chart is intended to highlight features that you may find important in deciding whether to accept the exchange offer described herein. The chart is not intended to be a substitute for careful consideration by you of the features of your Current Contract that are important to you in light of your own financial and retirement objectives and situation. You should refer to the terms and conditions of your Current Contract and the most recently dated prospectus for the Current Contract for a more complete description of your Current Contract’s terms and conditions. You may obtain an additional copy of a Current Contract prospectus free of charge by contacting your Thrivent Financial representative, calling the toll-free number on the cover of your prospectus, or going to www.thrivent.com.

Please note that this description of offers to exchange variable annuity contracts and summary comparison must be accompanied by or preceded by the most recent prospectus for the Current Contract.

Product Feature	New Thrivent Variable Annuity	2002 Thrivent Variable Annuity	AAL Variable Annuity	LB Variable Annuity	TLIC Variable Annuity

	Flexible Premium Deferred Variable Annuity	Thrivent issued between 11/4/2002 and 9/30/2005	AAL issued between 6/15/1995 and 4/30/2003	Lutheran Brotherhood issued between 2/3/1994 and 4/30/03	Thrivent Life Insurance Company issued between 2/18/1988 and 4/30/2003

Investment Options	Variable Subaccounts •Domestic Equity (20) •International Equity (3) •Sector (4) •Real Estate (1) •Fixed Income (7) •Blended (1) •Asset Allocation (4) •Money Market (1)	Variable Subaccounts •Domestic Equity (20) •International Equity (3) •Sector (4) •Real Estate (1) •Fixed Income (7) •Blended (1) •Asset Allocation (4) •Money Market (1)	Variable Subaccounts •Domestic Equity (20) •International Equity (3) •Sector (4) •Real Estate (1) •Fixed Income (7) •Blended (1) •Asset Allocation (4) •Money Market (1)	Variable Subaccounts •Domestic Equity (20) •International Equity (3) •Sector (4) •Real Estate (1) •Fixed Income (7) •Blended (1) •Asset Allocation (4) •Money Market (1)	Variable Subaccounts •Domestic Equity (20) •International Equity (3) •Sector (4) •Real Estate (1) •Fixed Income (7) •Blended (1) •Asset Allocation (4) •Money Market (1)

	Fixed Account • 1-year current rate guarantee • Minimum guaranteed rate: 1.00% – 3.00%	Fixed Account • 1-year current rate guarantee • Minimum guaranteed rate: 3.00%	Fixed Account • 1-year current rate guarantee • Minimum guaranteed rate: 3.50%	Fixed Account • 1-year current rate guarantee • Minimum guaranteed rate: 3.00%	Fixed Account • 1-year current rate guarantee • Minimum guaranteed rate: 4.00%

Fixed Period

Allocations*

•3-year current rate

•5-year current rate

•7-year current rate

• Minimum guaranteed rate: 3.00%

*   Not all allocations are always available. Check with your Thrivent Financial representative.

Fixed Period

Allocations*

•3-year current rate

•5-year current rate

•7-year current rate

• Minimum guaranteed rate: 3.00%

*   Not all allocations are always available. Check with your Thrivent Financial representative.

Product Feature	New Thrivent Variable Annuity	2002 Thrivent Variable Annuity	AAL Variable Annuity	LB Variable Annuity	TLIC Variable Annuity
Asset Rebalancing	Optional automatic Asset Rebalancing program may be elected for a specific asset allocation and remain in place over time.	Optional automatic Asset Rebalancing program may be elected for a specific asset allocation and remain in place over time.	Optional automatic Asset Rebalancing program may be elected for a specific asset allocation and remain in place over time.	Optional automatic Asset Rebalancing program may be elected for a specific asset allocation and remain in place over time.	Optional automatic Asset Rebalancing program may be elected for a specific asset allocation and remain in place over time.

	Note: Excludes GLWB, RPA and fixed accounts. If additional premiums are added, the allocation must be updated.	Note: Excludes RPA and fixed accounts. If additional premiums are added, the allocation must be updated.	Note: Excludes fixed accounts. If additional premiums are added, the allocation must be updated.	Note: Excludes fixed accounts. If additional premiums are added, the allocation must be updated.	Note: Excludes fixed accounts. If additional premiums are added, the allocation must be updated.

Basic Death Benefit and Charges (Consider your existing death benefit amount when comparing product features.)	Greater of: •Accumulated value • Return of premiums, less withdrawals	Greater of: •Accumulated value • Return of premiums, less withdrawals	Greater of: •Accumulated value • Return of premiums, less withdrawals	Greater of: •Accumulated value • Return of premiums, less withdrawals	Greater of: •Accumulated value • Return of premiums, less withdrawals
	There is no explicit charge for this benefit.	There is no explicit charge for this benefit.	Max-Anniversary (MADB) There is no explicit charge for this benefit.	Maximum 6th Anniversary (Resetting) There is no explicit charge for this benefit.	Maximum 6th Anniversary (Resetting) There is no explicit charge for this benefit.

Optional Death Benefits and Charges (Consider your existing death benefit amount when comparing product features.)

• Max-Anniversary (MADB): 0.20%

• Premium Accumulation (PADB): 0.40%

• Earnings Addition (EADB): 0.25%

Note: Total charge is reduced by 0.10% if two death benefits are selected and 0.20% if three are selected.

• Max-Anniversary (MADB): 0.10%

• Premium Accumulation (PADB): 0.25%

• Earnings Addition (EADB): 0.20%

Note: Total charge is reduced by 0.05% if two death benefits are selected and 0.10% if three are selected.

			No optional death benefits.	No optional death benefits.	No optional death benefits.

Product Feature	New Thrivent Variable Annuity	2002 Thrivent Variable Annuity	AAL Variable Annuity	LB Variable Annuity	TLIC Variable Annuity
Partial Surrender and the Effects on Death Benefits	Partial surrenders reduce the death benefit in the same proportion as the reduction in the account value (pro rata).	Partial surrenders reduce the death benefit in the same proportion as the reduction in the account value (pro rata).	Partial surrenders reduce the death benefit by the same amount as the partial surrender (dollar for dollar).	Partial surrenders reduce the death benefit by the same amount as the partial surrender (dollar for dollar).	Partial surrenders reduce the death benefit by the same amount as the partial surrender (dollar for dollar).

Optional Living Benefits and Charges

Return Protection Allocation (RPA)

• 0.75% current and maximum charge

Guaranteed Lifetime Withdrawal Benefit (GLWB)

• 0.50% - 1.25%, current charge, depending on asset allocation

• 1.25%, maximum charge

		Return Protection Allocation (RPA) • 0.75% current and maximum charge	No optional living benefits.	No optional living benefits.	No optional living benefits.

Product Expenses Including Mortality & Expense Charge (M&E)	M&E Charge (current) Years 1-7: 1.25% Years 8+: 1.00% M&E Charge (maximum) Years 1-7: 1.25% Years 8+: 1.15%	M&E Charge • 1.10% (current) • 1.25% (maximum)	M&E Charge • 1.25% (current) • 1.25% (maximum)	M&E Charge • 1.10% (current) • 1.25% (maximum)	M&E Charge • 1.10% (current) • 1.25% (maximum)

	Contract Fee* $30/year for contracts with accumulated value of less than $15,000. * See prospectus for applicable waivers that may apply.	Contract Fee None	Contract Fee $25/year for contracts with accumulated value of less than $1,500.	Contract Fee $30/year for contracts with accumulated value of less than $5,000.	Contract Fee $30/year for contracts with accumulated value of less than $5,000.

Product Feature	New Thrivent Variable Annuity	2002 Thrivent Variable Annuity	AAL Variable Annuity	LB Variable Annuity	TLIC Variable Annuity
Surrender Charges

Year 1:        7%

Year 2:        6%

Year 3:        5%

Year 4:        4%

Year 5:        3%

Year 6:        2%

Year 7:        1%

Years 8+:    None

Note: No surrender charge will apply upon an exchange of the Current Contract to the New Contract. The resulting New Contract will be deemed to be issued on the same issue date as the Current Contract for purposes of computing the applicable surrender charge.

		Year 1: 6% Year 2: 5% Year 3: 4% Year 4: 3% Year 5: 2% Year 6: 1% Years 7+: None	Year 1: 7% Year 2: 6% Year 3: 5% Year 4: 4% Year 5: 3% Year 6: 2% Year 7: 1% Years 8+: None	Year 1: 6% Year 2: 5% Year 3: 4% Year 4: 3% Year 5: 2% Year 6: 1% Years 7+: None	Year 1: 6% Year 2: 5% Year 3: 4% Year 4: 3% Year 5: 2% Year 6: 1% Years 7+: None

Surrender Charge Waivers	• 10% free annually • Nursing Home Confinement • Death • Disability • Unemployment* • Terminal Illness • Annuitization after three years * Note: Waivers are not available in all states.	• 10% free annually • Nursing Home Confinement • Death • Disability • Unemployment* • Terminal Illness • Annuitization after three years * Note: Waivers are not available in all states.	• 10% free annually • Nursing Home Confinement • Death • Annuitization after three years	• 10% free annually • Death • Disability • Annuitization after three years	• 10% free annually • Death • Disability • Annuitization after three years

Product Feature	New Thrivent Variable Annuity	2002 Thrivent Variable Annuity	AAL Variable Annuity	LB Variable Annuity	TLIC Variable Annuity
Settlement Options	Annuity Payment Options • Single Life Income • Joint Life Income • Fixed Period • Specified Amount Note: Guaranteed payment periods are available with single or joint life incomes.	Annuity Payment Options • Single Life Income • Joint Life Income • Fixed Period • Specified Amount Note: Guaranteed payment periods are available with single or joint life incomes.	Annuity Payment Options • Single Life Income • Joint Life Income • Fixed Period • Specified Amount Note: Guaranteed payment periods are available with single or joint life incomes.	Annuity Payment Options • Single Life Income • Joint Life Income • Fixed Period • Specified Amount Note: Guaranteed payment periods are available with single or joint life incomes.	Annuity Payment Options • Single Life Income • Joint Life Income • Fixed Period • Specified Amount Note: Guaranteed payment periods are available with single or joint life incomes.

	Payment Basis • Fixed • Variable (3%, 4% or 5% Assumed Investment Rate)	Payment Basis • Fixed • Variable (3%, 4% or 5% Assumed Investment Rate)	Payment Basis • Fixed Only	Payment Basis • Fixed • Variable (3.50% Assumed Investment Rate)	Payment Basis • Fixed • Variable (3.50% Assumed Investment Rate)

Guaranteed Annuity Rate

•  Guaranteed annuity payments are based on the Annuity 2000 Mortality Table. Life incomes use a 2.50% interest rate and fixed periods use 1.50% interest rate. These guaranteed rates may result in lower guaranteed rates than the current product.

		Guaranteed Annuity Rate • Guaranteed annuity payments are based on the Annuity 2000 Mortality Table and a 3.00% interest rate.	Guaranteed Annuity Rate • Guaranteed annuity payments are based on the 1983 Table “a” Annuity Mortality Table. Life incomes use a 3.50% interest rate and fixed periods use a 3.00% interest rate.	Guaranteed Annuity Rate • Guaranteed annuity payments are based on the 1983 Table “a” Annuity Mortality Table and a 3.50% interest rate.	Guaranteed Annuity Rate • Guaranteed annuity payments are based on the 1983 Table “a” Annuity Mortality Table and a 3.50% interest rate.

Transfer Charge for Subaccount Change	$25 for each transfer in excess of 12 each Contract Year.	$25 for each transfer in excess of 12 each Contract Year.	$10 for each transfer in excess of 12 each Contract Year.	12 transfers per Contract Year are allowed. We reserve the right to limit the number of transfers beyond 12 per Contract Year.	12 transfers per Contract Year are allowed. We reserve the right to limit the number of transfers beyond 12 per Contract Year.
Note: To be accompanied by or preceded by a current Prospectus for the Current Contract (Flexible Premium Deferred Variable Annuity or New Thrivent Variable Annuity).

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